    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1998

                                                    REGISTRATION NOS.
                                                                     333-     ,
                                                                     333-      ,
                                                                     333-

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

CENDANT CORPORATION                           DELAWARE                           06-0918165
CENDANT CAPITAL II                            DELAWARE                            22-356523
CENDANT CAPITAL III                           DELAWARE                           22-3565321

(EXACT NAME OF THE REGISTRANTS                (State or other Jurisdiction of   (I.R.S. Employer
AS SPECIFIED IN THEIR RESPECTIVE CHARTERS)     Incorporation or Organization)    Identification No.)

                                 6 SYLVAN WAY
                         PARISPPANY, NEW JERSEY 07054
                                (973) 428-9700
                             FAX: (973) 496-5331

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            JAMES E. BUCKMAN, ESQ.
                       SENIOR EXECUTIVE VICE PRESIDENT
                             AND GENERAL COUNSEL
                             CENDANT CORPORATION
                                 6 SYLVAN WAY
                         PARSIPPANY, NEW JERSEY 07054
                                (973) 428-9700
                             FAX: (973) 496-5331

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:

           VINCENT J. PISANO, ESQ.                   ERIC J. BOCK, ESQ.
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP          VICE PRESIDENT-LEGAL
               919 THIRD AVENUE                      CENDANT CORPORATION
              NEW YORK, NY 10022                        6 SYLVAN WAY
                (212) 735-3000                  PARSIPPANY, NEW JERSEY 07054
             FAX: (212) 735-2000                       (973) 428-9700
                                                     FAX: (973) 496-5331


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

   If this Form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

                                                                    PROPOSED
                                                                    MAXIMUM            PROPOSED
                                                                 OFFERING PRICE        MAXIMUM           AMOUNT OF
             TITLE OF SECURITIES                 AMOUNT TO BE         PER             AGGREGATE         REGISTRATION
               TO BE REGISTERED                   REGISTERED      SECURITY(1)     OFFERING PRICE(1)         FEE
--------------------------------------------  ----------------- --------------  --------------------- --------------
Debt Securities(2) ..........................
--------------------------------------------  ----------------- --------------  --------------------- --------------
Common Stock, $.01 par value ................
--------------------------------------------  ----------------- --------------  --------------------- --------------
Preferred Stock, par value $.01 .............
--------------------------------------------  ----------------- --------------  --------------------- --------------
Stock Purchase Units of Cendant Corporation
--------------------------------------------  ----------------- --------------  --------------------- --------------
Stock Purchase Contracts of Cendant
 Corporation ................................
--------------------------------------------  ----------------- --------------  --------------------- --------------
Warrants of Cendant Corporation .............
--------------------------------------------  ----------------- --------------  --------------------- --------------
Preferred Securities of Cendant Capital II  .
--------------------------------------------  ----------------- --------------  --------------------- --------------
Preferred Securities of Cendant Capital III
--------------------------------------------  ----------------- --------------  --------------------- --------------
Guarantees and backup Undertakings of
 Cendant Corporation in connection with
 Preferred Securities of Cendant Capital II
 and Cendant Capital III ....................
--------------------------------------------  ----------------- --------------  --------------------- --------------
 Total.......................................  $3,000,000,000(3)      100%       $3,000,000,000(3)(4)     $885,000
--------------------------------------------  ----------------- --------------  --------------------- --------------

-----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i).
(2) Also includes such indeterminate number of Debt Securities, shares of Common Stock, shares of Preferred Stock, Stock Purchase Units, Stock Purchase Contracts, Guarantees and Warrants of Cendant Corporation, or Preferred Securities of Cendant Capital II and Cendant Capital III as may be issued upon conversion or exchange of any of the Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.
(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at original issue discount, the liquidation preference of any Preferred Stock and the amount computed pursuant to Rule 457(i) for any Common Stock.
(4) No separate consideration will be received for Debt Securities, Preferred Stock, Common Stock, Stock Purchase Units, Stock Purchase Contracts, Guarantees and Warrants of Cendant Corporation, or Preferred Securities of Cendant Capital II and Cendant Capital III issuable upon conversion or exchange of the Debt Securities or Preferred Stock.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                $3,000,000,000

                             CENDANT CORPORATION

               DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
         STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

                              CENDANT CAPITAL II
                             CENDANT CAPITAL III

          PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED
                            BY CENDANT CORPORATION

   Cendant Corporation (the "Company"), directly or through such agents, dealers or underwriters as may be designated from time to time, may offer, issue and sell, together or separately, its (i) debt securities (the "Debt Securities"), which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) shares of its common stock, par value $0.01 per share (the "Common Stock"), (iv) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of Common Stock, (v) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units") and (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants").

   Cendant Capital II and Cendant Capital III (each, a "Cendant Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the respective Cendant Trusts ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by each of the Cendant Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each, a "Trust Guarantee"). See "Description of Preferred Securities" and "Description of Trust Guarantees." The Company's obligations under the Trust Guarantees will rank junior and subordinate in right of payment to all other liabilities of the Company and on a parity with its obligations under the senior most preferred or preference stock of the Company. See "Description of Trust Guarantees--Status of the Trust Guarantees." Debt Securities may be issued and sold by the Company in one or more series to a Cendant Trust or a trustee of such Cendant Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Cendant Trust. The Debt Securities purchased by a Cendant Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Cendant Trust. The Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants and Preferred Securities are herein collectively referred to as the "Securities," with an aggregate public offering price of up to $3,000,000,000 (or its equivalent in foreign currencies or foreign currency units based on the applicable exchange rate at the time of offering) in amounts, at prices and on terms to be determined at the time of sale.

   The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

   The Declaration of Trust for each of such Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any such Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid insettlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Each of the Declaration of Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to any such trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust for each such Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in any such Declaration.

   The Declaration of Trust for each Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under any such Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

   The Company's Common Stock is listed on the New York Stock Exchange under the symbol "CD". Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution."

   This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is April   , 1998

   NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT INVOLVED IN THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

   This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all the amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Cendant Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Cendant Trusts and the Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http.//www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   No separate financial statements of the Cendant Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Cendant Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Cendant Trusts have and will have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, under the Declaration (as defined herein)(including the obligation to pay expenses of the Cendant Trusts), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Cendant Trust and the Trust Guarantees taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities of the Cendant Trusts" and "Description of Trust Guarantees."

   The Cendant Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Cendant Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K"); (ii) Current Reports on Form 8-K dated January 14, 1998, January 22, 1998, January 27, 1998, January 29, 1998, February 4, 1998,
February 6, 1998, February 16, 1998, March 6, 1998, March 10, 1998 and March 25, 1998; and (iii) description of the common stock of the Company which is contained in the Registration Statements on Form 8-A of the Company dated July 27, 1984 and August 15, 1989.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to James E. Buckman, Esq., Senior Executive Vice President and General Counsel, Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, (Telephone: (973) 428-9700).

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE SECURITIES OFFERED HEREBY, INCLUDING STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS.

                                  THE COMPANY

   The Company is one of the foremost consumer and business services companies in the world. The Company was created through the merger (the "Merger") of CUC International Inc. ("CUC") and HFS Incorporated ("HFS") in December 1997 with CUC surviving and being renamed Cendant Corporation. The Company provides all the services formerly provided by each of CUC and HFS including technology-driven membership-based consumer services, travel services and real estate services.

   Within three principal operating segments--membership, travel and real estate services--the Company's businesses provide a wide range of complementary consumer and business services. The travel segment facilitates vacation timeshare exchanges, manages corporate and government vehicle fleets and franchises car rental and hotel businesses; the real estate segment assists in employee relocation, provides home buyers with mortgages and franchises real estate brokerage businesses; and the membership segment provides an array of value driven services through more than 20 membership clubs. The Company also offers tax preparation services, consumer software in various multimedia forms, information technology services, credit information services and financial products.

   The Company's membership-based consumer services provide more than 66.5 million members with access to a variety of goods and services worldwide. These memberships include such components as shopping, travel, auto, dining, home improvement, lifestyle, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel for credit union members. The Company believes that it is the leading provider of membership-based consumer services of these types in the United States. The Company's membership activities are conducted principally through Cendant Membership Services, Inc. and certain of the Company's other wholly-owned subsidiaries, including FISI*Madison Financial Corporation, Benefit Consultants, Inc., Entertainment Publications, Inc. and SafeCard Services, Incorporated.

   In the travel industry, the Company, through certain of its subsidiaries, franchises hotels primarily in the mid-priced and economy markets. The Company is the world's largest hotel franchisor, operating the Days Inn(Registered Trademark), Ramada(Registered Trademark) (in the United States), Howard Johnson(Registered Trademark), Super 8(Registered Trademark), Travelodge(Registered Trademark) (in North America), Villager Lodge(Registered Trademark), Knights Inn(Registered Trademark) and Wingate Inn(Registered Trademark) franchise systems. Additionally, the Company owns the Avis worldwide vehicle rental franchise system which, operated by its franchisees, is the second-largest car rental system in the world (based on total revenues and volume of rental transactions). The Company currently owns approximately 20% of the capital stock of the world's largest Avis franchisee, Avis Rent A Car, Inc. The Company also owns Resort Condominiums International, LLC, the world's leading timeshare exchange organization, and PHH Vehicle Management Services Corporation which operates the second largest provider in North America of comprehensive vehicle management services, and is the market leader in the United Kingdom among the four nationwide providers of fuel card services and the six nationwide providers of vehicle management services. The Company also operates the world's leading value-added tax refund service for travelers.

   In the residential real estate industry, the Company, through certain of its subsidiaries, franchises real estate brokerage offices under the CENTURY 21(Registered Trademark), Coldwell Banker(Registered Trademark) and Electronic Realty Associates(Registered Trademark) (ERA(Registered Trademark)) real estate brokerage franchise systems and is the world's largest real estate brokerage franchisor. Additionally, the Company, through Cendant Mobility Services Corporation, is the largest provider of corporate relocation services in the United States, offering relocation clients a variety of services in connection with the transfer of a client's employees. Through Cendant Mortgage Corporation, the Company originates, sells and services residential mortgage loans in the United States, marketing such services to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms and mortgage banks.

   Through the acquisition of Jackson Hewitt, Inc. on January 7, 1998, the Company operates the second largest tax preparation service system in the United States with locations in 43 states. The Company franchises a system of approximately 2,000 offices that specialize in computerized preparation of federal and state individual income tax returns.

   The Company also offers consumer software in various multimedia forms, predominately on CD-ROM for personal computers. The Company's Cendant Software unit is one of the largest personal computer consumer software groups in the world, and a leader in entertainment and educational software. It includes Sierra On-Line, Inc., Davidson & Associates, Inc., Blizzard Entertainment and Knowledge Adventure, Inc., and offers such titles as Diablo, Warcraft, You Don't Know Jack, King's Quest, JumpStart, Math Blaster, Reading Blaster and many others.

   As a franchisor of hotels, residential real estate brokerage offices, car rental operations and tax preparation services, the Company licenses the owners and operators of independent businesses to use the Company's brand names. The Company does not own or operate hotels, real estate brokerage offices or tax preparation offices (except for certain company-owned Jackson Hewitt offices which the Company intends to resell during 1998). Instead, the Company provides its franchisee customers with services designed to increase their revenue and profitability.

   The Company from time to time explores and conducts discussions with regard to acquisitions and other strategic corporate transactions in its industries and in other businesses. Historically, the Company has been involved in numerous transactions of various magnitudes, for consideration which included cash or securities (including Common Stock) or combinations thereof. The Company will evaluate and pursue appropriate acquisition and combination opportunities as they arise. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. In the past, acquisitions by the Company have involved both relatively small acquisitions and acquisitions which have been significant.

   As part of its regular on-going evaluation of acquisition opportunities, the Company is currently engaged in a number of separate and unrelated preliminary discussions concerning possible acquisitions. The Company is in the early stages of such discussions and has not entered into any agreement in principle with respect to any of these possible acquisitions. The purchase price for the possible acquisitions may be paid in cash, through the issuance of Common Stock (which would increase the number of shares of Common Stock outstanding) Preferred Stock, Debt Securities or other securities of the Company, borrowings, or a combination thereof. Prior to consummating any such possible acquisitions, the Company, among other things, will have to initiate and satisfactorily complete its due diligence investigation; negotiate the financial and other terms (including price) and conditions of such acquisitions; obtain appropriate Board of Directors, regulatory and other necessary consents and approvals; and secure financing. The Company cannot predict whether any such acquisitions will be consummated or, if consummated, will result in a financial or other benefit to the Company.

   The Company's principal executive offices are located at 6 Sylvan Way, Parsippany, New Jersey 07054 (telephone number: (973) 428-9700).

RECENT DEVELOPMENTS

   Proposed Acquisition of American Bankers. On March 23, 1998, the Company announced that it had entered into a definitive agreement to acquire
American Bankers Insurance Group Inc. ("American Bankers") for $67 per share in cash and stock, for an aggregate consideration of approximately $3.1 billion. The Company intends to purchase 23.5 million shares of American Bankers at $67 per share through its pending cash tender offer, to be followed by a merger in which the Company will deliver Cendant shares with a value of $67 for each remaining share of American Bankers common stock outstanding. The Company has already received anti-trust clearance to acquire American Bankers. The tender offer is subject to the receipt of tenders representing at least 51 percent of the common shares of American Bankers as well as customary closing conditions, including regulatory approvals. The transaction is expected to be completed in the latter part of the second quarter of 1998. American Bankers concentrates on marketing affordable, specialty insurance products and services through financial institutions, retailers and other entities offering consumer financing as a regular part of their business. American Bankers, through its subsidiaries, operates in the United States, Canada, Latin America, the Caribbean and the United Kingdom.

   In connection with the Company's proposal to acquire American Bankers, the Company entered into a commitment letter, dated January 23, 1998, with The Chase Manhattan Bank and Chase Securities Inc. to provide a $1.5 billion 364-day revolving credit facility (the "New Facility") which will mature
364 days after the execution of the definitive documentation relating thereto. The New Facility will bear interest, at the option of the Company, at rates based on competitive bids of lenders participating in such facilities at a prime rate or at LIBOR plus an applicable variable margin based on the Company's senior unsecured long-term debt rating.

   National Parking Corporation Acquisition. On March 23, 1998, the Company announced that it had agreed with the board of directors of U.K.-based National Parking Corporation Limited ("NPC") to the terms of a recommended cash offer to acquire the entire issued share capital of NPC for 673 pence per share, a total of approximately (pound sterling)801 million (approximately $1.3 billion). Payment for the shares will be made in cash. The Company has received irrevocable undertakings to accept the offer with respect to holdings amounting to approximately 73 percent of NPC's issued share capital and the directors of NPC intend unanimously to recommend that NPC shareholders accept the offer.
The offer is subject to customary regulatory approvals and it is anticipated that the transaction will close during the second quarter of 1998. NPC operates in two principal segments: National Car Parks Limited, the largest private (non-municipality owned) car park operator in the U.K. with approximately
500 locations; and Green Flag Group Limited, the largest for-profit roadside assistance organization with more than 3.5 million members in the U.K.

   Providian Acquisition. On December 10, 1997, the Company announced that it had entered into a definitive agreement to acquire Providian Auto and Home Insurance Company ("Providian") and its subsidiaries from an Aegon N.V. subsidiary for approximately $219 million in cash. Providian sells automobile insurance to consumers through direct response marketing in 45 states and the District of Columbia. The closing of this transaction is subject to customary conditions, including regulatory approval, and is anticipated to occur in the spring of 1998. Upon acquisition, the Company intends to change the name of Providian to Cendant Auto Insurance Company ("Cendant Auto") and expand Cendant Auto's marketing channels to the Company's existing distribution channels, while also providing the Company's existing customer base with a new product offering.

THE CENDANT TRUSTS

   Each of the Cendant Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (each a "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Cendant Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 5, 1998. Each Cendant Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and common securities representing common undivided beneficial interests in the assets of such Cendant Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank on a parity, and payments will be made thereon pro rata, with the Preferred Securities, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Cendant Trust.

   Unless otherwise specified in the applicable Prospectus Supplement, each Cendant Trust has a term of up to 55 years but may terminate earlier, as provided in the Declaration. Each Cendant Trust's business and affairs will be conducted by the trustees (the "Cendant Trustees") appointed by the Company as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Cendant Trustees of each Cendant Trust. The duties and obligations of the Cendant Trustees shall be governed by the Declaration of such Cendant Trust. A majority of the Cendant Trustees (the "Regular Trustees") of each Cendant Trust will be persons who are employees or officers of or who are affiliated with the Company. One Cendant Trustee of each Cendant Trust will be a financial institution (the "Institutional Trustee") that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement. In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Cendant Trustee of each Cendant Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Cendant Trust and the offering of the Trust Securities.

   Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee and Delaware Trustee for each Cendant Trust shall be Wilmington Trust Company, and its address in the State of Delaware is Rodney Square North, 1100 North Mamet Street, Wilmington, Delaware 19890. The principal place of business of each Cendant Trust shall be c/o Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, telephone (973) 428-9700.

                                USE OF PROCEEDS

   Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used for general corporate purposes, which may include acquisitions, repayment of other debt, working capital and capital expenditures. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Securities. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.

               CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the unaudited consolidated ratio of earnings to fixed charges of the Company for the periods indicated.

                                     HISTORICAL
                      -----------------------------------------
                               YEAR ENDED DECEMBER 31,
                      -----------------------------------------
                        1997    1996     1995    1994    1993
                      ------- -------  ------- -------  ------
Ratio of Earnings to
 Fixed Charges (1)(2)   1.68x   3.06x   2.70x    2.94x   2.68x

------------
(1) The ratio of earnings to fixed charges is computed by dividing income before income taxes and extraordinary items plus fixed charges, less capitalized interest by fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

(2) For the year ended December 31, 1997, income before income taxes includes non-recurring merger-related costs and other unusual charges in the amount of $1,147.9 million ($816.8 million after-tax). Excluding such charges, the ratio of earnings to fixed charges is 4.34x.

                      DESCRIPTION OF THE DEBT SECURITIES

   The Debt Securities may be offered from time to time by the Company as Senior Debt Securities and/or as Subordinated Debt Securities. The Senior Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Subordinated Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Subordinated Trustee"). The term "Trustee", as used herein, refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") have been filed as exhibits to the Registration Statement. The terms of the Indentures are also governed by certain provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain material provisions of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to the Indentures. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indentures. For a summary of certain definitions used in this section, see "Certain Definitions" below.

GENERAL

   The Indentures will provide for the issuance of Debt Securities in series up to the aggregate amount from time to time authorized by the Company for each series. A Prospectus Supplement will set forth the following terms (to the extent such terms are applicable to such Debt Securities) of and information relating to the Debt Securities in respect of which this Prospectus is delivered: (1) the designation of such Debt Securities; (2) classification as Senior or Subordinated Debt Securities; (3) the aggregate principal amount of such Debt Securities; (4) the percentage of their principal amount at which such Debt Securities will be issued; (5) the date or dates on which such Debt Securities will mature; (6) the rate or rates, if any, per annum, at which such Debt Securities will bear interest, or the method of determination of such rate or rates; (7) the times and places at which such interest, if any, will be payable; (8) provisions for sinking, purchase or other analogous fund, if any; (9) the date or dates, if any, after which such Debt Securities may be redeemed at the option of the Company or of the holder and the redemption price or prices; (10) the date or the dates, if any, after which such Debt Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock or Preferred Stock of the Company and the terms for any such conversion or exchange; and
(11) any other specific terms of the Debt Securities. Principal, premium, if any, and interest, if any, will be payable and the Debt Securities offered hereby will be transferable, at the corporate trust office of the Trustee's agent in the borough of Manhattan, City of New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Section 301 of each Indenture)

   If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Special United States federal income tax considerations applicable to any Debt Securities so denominated are also described in the applicable Prospectus Supplement.

   The Debt Securities may be issued in registered or bearer form and, unless otherwise specified in a Prospectus Supplement, in denominations of $1,000 and integral multiples thereof. Debt Securities may be issued in book-entry form, without certificates. Any such issue will be described in the Prospectus Supplement relating to such Debt Securities. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

   Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount from their stated principal amount. United States Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Debt Securities.

MERGER, CONSOLIDATION AND SALE OF ASSETS

   The Indentures will provide that the Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Debt Securities and the performance and observance of every covenant of the Indentures on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this "Merger, Consolidation and Sale of Assets" section and that all conditions precedent herein provided for relating to such transaction have been complied with. This paragraph shall apply only to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor. (Section 801 of each Indenture)

   The Indentures will further provide that upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures with the same effect as if such successor Person had been named as the Company therein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean Cendant Corporation or any successor Person which shall theretofore become such in the manner described in the preceding paragraph), except in the case of a lease, shall be discharged of all obligations and covenants under the Indentures and the Debt Securities and the coupons and may be dissolved and liquidated. (Section 802 of each Indenture)

EVENTS OF DEFAULT

   The following will be "Events of Default" under the Indentures with respect to Debt Securities of any series:

     (1) default in the payment of any interest on any Debt Securities of that series or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

     (2) default in the payment of the principal of (or premium, if any, on) any Debt Securities of that series at its Maturity; or

     (3) default in the deposit of any sinking fund payment when and as due pursuant to the terms of the Debt Securities of that series and Article Twelve of the Indentures; or

     (4) default in the performance, or breach, of any covenant or warranty of the Company in the Indentures (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Debt Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

     (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     (6) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

     (7) (A) there shall have occurred one or more defaults by the Company in the payment of the principal of (or premium, if any, on) Debt aggregating $50 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, or
    (B) Debt of the Company aggregating $50 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (8) any other Event of Default provided with respect to Debt Securities of that series.

   If an Event of Default described in clause (1), (2), (3), (4), (7) or (8) above with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (5) or (6) above occurs and is continuing, then the principal amount of all the Debt Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, subject, however, to all rights, powers and limitations provided for by the Federal Bankruptcy Code or any other applicable Federal or State Law.

   At any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Indentures, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 of the Indentures for the Debt Securities of such series and except, if applicable, as provided in certain provisions of Section 312 of the Indentures):

        (A) all overdue interest on all Outstanding Debt Securities of that series (or of all series, as the case may be) and any related coupons;

        (B) all unpaid principal of (and premium, if any, on) any Outstanding Debt Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Debt Securities;

        (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in such Debt Securities; and

        (D) all sums paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (2) all Events of Default with respect to Debt Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Debt Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indentures.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

   Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Debt Securities because of an Event of Default specified in clause (7) of the first paragraph of this section shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Debt or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Debt Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period. (Section 502 of each Indenture)

   Subject to Section 502 of each Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (1), (2), (3), (4), (7), or (8) of the first paragraph of this section (or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities may waive any such past default), and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any, on) or interest on any Debt Security or any related coupon, or (ii) in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of each Indenture)

   Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indentures; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 513 of each Indenture)

   No Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series; (ii) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default under clause (1), (2), (3), (4),
(7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than 25% in principal amount of all Outstanding Debt Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under each of the Indentures; (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, by the Holders of a majority or more in principal amount of all Outstanding Debt Securities. (Section 507 of each Indenture)

   During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under either Indenture in good faith. Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indentures is not under any obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, with respect to the Debt Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indentures.

   Within 90 days after the occurrence of any Default with respect to Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series and any related coupons; and provided further that, in the case of any Default of the character specified in clause (7) of the first paragraph of this section with respect to Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

   The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of the Company's compliance with all of the conditions and covenants under the Indentures.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURES

   The Indentures will provide that the Company may, at its option and at any time, terminate the obligations of the Company with respect to the Outstanding Debt Securities of any series ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the Indentures: (A) the rights of Holders of such Outstanding Debt Securities and any related coupons (i) to receive, solely from the trust fund described in the Indentures, payments in respect of the principal of (and premium, if any, on) and interest on such Debt Securities and any related coupons when such payments are due, and (ii) to receive shares of common stock or other Securities from the Company upon conversion of any convertible Debt Securities issued thereunder, (B) the Company's obligations to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities, maintain an office or agency for payments in respect of the Debt Securities and, if the Company acts as its own Paying Agent, hold in trust, money to be paid to such Persons entitled to payment, and with respect to Additional Amounts, if any, on such Debt Securities as contemplated in the Indentures, (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indentures and (D) the defeasance provisions of the Indentures. With respect to Subordinated Debt Securities, money and securities held in trust pursuant to the Defeasance and Covenant Defeasance provisions described herein, shall not be subject to the subordination provisions of the Subordinated Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indentures, some of which are described in the "Certain Covenants" section above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities ("covenant defeasance"). (Section 1403 of each Indenture)

   In order to exercise either defeasance or covenant defeasance:

   (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any related coupons, (A) money in an amount (in such Currency in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Debt Securities (determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Debt Securities and any related coupons, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge (i) the principal of (and premium, if any, on) and interest on the Outstanding Debt Securities and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Debt Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of the Indentures and of such Debt Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Debt Securities and any related coupons. Before such a deposit, the Company may give to the Trustee, in accordance with certain redemption provisions in the Indentures, a notice of its election to redeem all or any portion of such Outstanding Debt Securities at a future date in accordance with the terms of the Debt Securities of such series and the redemption provisions of the Indentures, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; and

   (2) no Default or Event of Default with respect to the Debt Securities and any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as the Event of Default described in clauses (5) and (6) of the Events of Default section above are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); (3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indentures or any other material agreement or instrument to which the Company is a party or by which it is bound; (4) in the case of a defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (5) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (6) notwithstanding any other provisions of the defeasance and covenant defeasance provisions of the Indentures, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301 of the Indentures; and (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indentures to either defeasance or covenant defeasance, as the case may be, have been complied with. (Section 1404 of each Indenture)

SATISFACTION AND DISCHARGE

   The Indentures shall upon Company Request cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of registration of transfer or exchange of Debt Securities of such series herein expressly provided for and the obligation of the Company to pay any Additional Amounts as contemplated by Section 1005 of each Indenture) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such Indenture as to such series when (1) either (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305 of the Indentures, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Indentures, (iii) coupons appertaining to Debt Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106 of the Indentures, and (iv) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003 of the Indentures) have been delivered to the Trustee for cancellation; or (B) all Debt Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the Currency in which the Debt Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indentures as to such series have been complied with. (Section 401 of each Indenture)

AMENDMENTS AND WAIVERS

   The Indentures will provide that at any time and from time to time, the Company and the Trustee may, without the consent of any holder of Debt Securities, enter into one or more indentures supplemental thereto for certain specified purposes, including, among other things, (i) to cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the Indentures (provided that such action shall not adversely affect the interests of the Holders in any material respect), (ii) to effect or maintain the qualification of the Indentures under the Trust Indenture Act, or (iii) to evidence the succession of another person to the Company and the assumption by any such successor of the obligations of the Company in accordance with the Indentures and the Debt Securities. (Section 901 of each Indenture). Other amendments and modifications of the Indentures or the Debt Securities may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then Outstanding
Debt Securities of any Series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1005 of each Indenture (except as contemplated and permitted by certain provisions of the Indentures), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502 of the Indentures of the amount thereof provable in bankruptcy pursuant to Section 504 of the Indentures, or adversely affect any right of repayment at the option of any Holder of any Debt Security, or change any Place of Payment where, or the Currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may
be), or adversely affect any right to convert or manage any Debt Securities as may be provided pursuant to Section 301 of the Indentures, or (2) reduce the percent in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures, or reduce the requirements for quorum or voting.

GOVERNING LAW

   The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. The Indentures are subject to the provisions of the Trust Indenture Act that are required to be a part thereof and shall, to the extent applicable, be governed by such provisions.

CERTAIN DEFINITIONS

   Set forth below is a summary of certain of the defined terms used in the Indentures.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Capital Stock" means any and all shares, interests, participations, rights or equivalents (however designated) of corporate stock of the Company or any Principal Subsidiary.

   "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

   "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Fair Market Value" means the fair market value of the item in question as determined by the Board of Directors acting in good faith and in exercise of its fiduciary duties.

   "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

   "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debt Securities.

   "Issue Date" means the date of first issuance of the Debt Securities under either Indenture.

   "Maturity", when used with respect to any Debt Securities, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

   "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

   "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

   "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502 of the Indentures.

   "Outstanding", when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indentures, except:

     (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Debt Securities, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities;

     (iii) Debt Securities, except to the extent provided in the "Defeasance or Covenant Defeasance of the Indentures" section, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in the Indenture; and

     (iv) Mutilated, destroyed, lost or stolen Debt Securities which have become or are about to become due and payable which have been paid pursuant to Section 306 of the Indentures or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands the Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, and for the purpose of making the calculations required by TIA
Section 313, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor.

   "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Debt Securities on behalf of the Company.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

   "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

   "Security Register" and "Security Registrar" have the respective meanings specified in Section 305 of the Indenture.

   "Stated Maturity", when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

   "Subsidiary" means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock.

   "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the Indentures were executed, except that any supplemental indenture executed pursuant to the Indentures shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

   "Trustee" means The Bank of Nova Scotia Trust Company of New York until a successor Trustee shall have become such pursuant to the applicable provisions of the Indentures, and thereafter "Trustee" shall mean such successor Trustee.

   "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

   "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                     GENERAL DESCRIPTION OF CAPITAL STOCK

   The following description of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), and Amended and Restated By-laws (the "By-laws") which documents are exhibits to this Registration Statement.

   The Company is authorized to issue up to 2,000,000,000 shares of Common Stock, par value $.01 per share, and up to 10,000,000 shares of Preferred Stock, par value $1.00 per share. As of March 20, 1998, there were 843,661,053 shares of Common Stock and no shares of Preferred Stock outstanding.

DESCRIPTION OF PREFERRED STOCK

GENERAL

   The following summary contains a description of certain general terms of the Company's Preferred Stock. The particular terms of any series of Preferred Stock that may be offered will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate and the Certificate of Designation (the "Certificate of Designation") relating to a particular series of offered Preferred Stock which is or will be in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

   The Board of Directors of the Company has the power, without further action by the shareholders, to issue Preferred Stock in one or more series, with such designations of series, dividend rates, redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company, sinking fund provisions, conversion or exchange provisions, voting rights thereof and other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

RANK

   Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will rank on parity as to dividends and liquidation rights in all respects with each other series of Preferred Stock.

DIVIDEND RIGHTS

   Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rates may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.

RIGHTS UPON LIQUIDATION

   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends for the then current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such series of Preferred Stock.

REDEMPTION

   The terms, if any, on which shares of a series of Preferred Stock may be subject to optional or mandatory redemption, in whole or in part, will be set forth in the Prospectus Supplement relating to such series.

CONVERSION AND EXCHANGE

   The terms, if any, on which shares of a series of Preferred Stock are convertible into another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock or Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of another series of Preferred Stock or Common Stock to be received by the holders of such series of Preferred Stock would be calculated as of a time and in the manner stated in such Prospectus Supplement.

TRANSFER AGENT AND REGISTRAR

   The transfer agent, registrar and dividend disbursement agent for each series of Preferred Stock will be designated in the applicable Prospectus Supplement. The registrar for shares of each series of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

VOTING RIGHTS

   The holders of Preferred Stock of a series offered hereby will not be entitled to vote except as indicated in the Prospectus Supplement relating to such series of Preferred Stock or as required by applicable law.

DESCRIPTION OF COMMON STOCK

GENERAL

   Subject to the rights of the holders of any shares of the Company's Preferred Stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of Common Stock will possess exclusive voting rights in the Company, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, after payment of all of the Company's debts and liabilities and of all sums to which holders of any Preferred Stock may be entitled, the distribution of any remaining assets of the Company. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of Common Stock sold hereunder will be fully paid and non-assessable upon issuance against full payment of the purchase price therefor. The Common Stock is listed on the New York Stock Exchange under the symbol "CD."

CERTAIN PROVISIONS

   The provisions of the Company's Certificate and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

CLASSIFIED BOARD

   The Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class, of 80% or more of the total number of votes entitled to be cast by all holders of the voting stock, which shall include all capital stock of the Company which by its terms may vote on all matters submitted to stockholders of the Company generally. The size of the Board of Directors was set by resolution at 30 and pursuant to the By-Laws (i) until the third anniversary of the consummation of the merger of HFS and CUC (the "Effective Time"), an affirmative vote of 80% of the entire Board of Directors will be required in order to change the number of directors, and (ii) a quorum, at any meeting of the Board of Directors, shall consist of a majority of the entire Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

   Pursuant to the Certificate, the Board of Director's authority to designate committees shall be subject to the provisions of the By-Laws. Pursuant to the By-Laws, the Board of Directors shall have the following committees: (i) an Executive Committee consisting of four CUC Directors (as defined below) and four HFS Directors (as defined below) and whose Chairman shall be the Chairman of the Board; (ii) a Compensation Committee consisting of two CUC Directors and two HFS Directors and whose Chairman shall be an HFS Director; and (iii) an Audit Committee consisting of two CUC Directors and two HFS Directors and whose Chairman shall be a CUC Director. The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. Until the third anniversary of the Effective Time, the affirmative vote of 80% of the entire Board of Directors will be required in order to remove a director from a committee, change the chairmanship of a committee, designate an alternate member to any committee, designate any additional committee, or amend, modify or repeal or adopt any provision inconsistent with the provisions described herein.

   The term "HFS Director" means (A) any person serving as a Director of HFS on May 27, 1997 (or any person appointed by the Board of Directors of HFS after May 27, 1997 to fill a vacancy on the HFS Board of Directors created other than due to an increase in the size of the Board of Directors of HFS) who continues as a Director of the Company at the Effective Time and (B) any person who becomes a Director of the Company and who was designated as such by the remaining HFS Directors prior to his or her election; and the term "CUC Director" means (A) any person serving as a Director of the Company on May 27, 1997 (or any person appointed by the Board of Directors of the Company after May 27, 1997 but prior to the Effective Time to fill a vacancy on the Board of Directors created other than due to an increase in the size of the Board of Directors) who continues as a Director of the Company at the Effective Time, (B) any of the four persons designated by the CUC Directors to become a Director of the Company at the Effective Time and (C) any person who becomes Director of the Company and who was designated as such by the remaining CUC Directors prior to his or her election.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

   Pursuant to the By-Laws, until the third anniversary of the Effective Time, the Board of Directors will delegate to the Executive Committee the full and exclusive power and authority to nominate directors for election to the Board of Directors at the next stockholders' meetings at which directors are to be elected, elect directors to fill vacancies on the Board of Directors between stockholders' meetings and fill vacancies on any committee of the Board of Directors to the extent an alternate member has not been previously designated. Such nominations and elections of directors and members of committees shall be undertaken by the Executive Committee such that (i) the number of HFS Directors and CUC Directors on the Board of Directors or any committee of the Board of Directors shall be equal and (ii) the remaining HFS Directors (if the number of HFS Directors is less than the number of CUC Directors) or the remaining CUC Directors (if the number of CUC Directors is less than the number of HFS Directors) shall designate the person to be nominated or elected. Any resolution regarding such election or nomination as described above in a manner that (a) is consistent with the two preceding sentences will require the approval by only three members of the Executive Committee (or only two members if there are then two vacancies on the Executive Committee) or (b) is inconsistent with the two preceding sentences will require approval by at least seven members of the Executive Committee. Until the third anniversary of the Effective Time, the affirmative vote of at least 80% of the entire Board of Directors shall be required in order for the Board of Directors to amend, modify or repeal, or adopt any provision inconsistent with, the provisions of the By-Laws described herein.

OFFICERS

   Pursuant to the By-Laws, Walter A. Forbes shall be the Chairman of the Board from and after the Effective Time and until January 1, 2000, at which time Henry R. Silverman will be the Chairman of the Board. If, for any reason Mr. Forbes ceases to serve as Chairman of the Board prior to January 1, 2000 and at such time Mr. Silverman is President and Chief Executive Officer, Mr. Silverman shall become Chairman of the Board. Mr. Silverman will be President and Chief Executive Officer from and after the Effective Time and until January 1, 2000, at which time Mr. Forbes will be President and Chief Executive Officer. If, for any reason Mr. Silverman ceases to serve as President and Chief Executive Officer prior to January 1, 2000 and at such time Mr. Forbes is Chairman of the Board, Mr. Forbes shall become President and Chief Executive Officer. Until January 1, 2002, the affirmative vote of 80% of the entire Board of Directors shall be required in order for the Board to (i) amend, modify, repeal or adopt any provision inconsistent with the provisions described herein, (ii) remove Mr. Forbes or Mr. Silverman from the positions specifically provided for in their employment agreements with the Company and HFS, respectively, (iii) modify either of the respective roles, duties or authority of Messrs. Forbes and Silverman.

SPECIAL MEETINGS OF STOCKHOLDERS

   A special meeting of stockholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

QUORUM AT STOCKHOLDER MEETINGS

   The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

STOCKHOLDER ACTION BY WRITTEN CONSENT

   Stockholder action by written consent in lieu of a meeting is prohibited under the Certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of the Company from using the written consent procedure to take stockholder action without giving all the stockholders of the Company entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

ADVANCE NOTICE OF STOCKHOLDER--PROPOSED BUSINESS AT ANNUAL MEETINGS

   The By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting; (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

   In addition, the By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, at least 90 days prior to the date of the last annual meeting of the Company stockholders and (ii) with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is holder of record of Common Stock and intends to appear in person or by proxy at the meeting to nominate each such nominee, (iii) a description of all arrangements between such stockholder and each nominee, (iv) such other information with respect to each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, and
(v) the consent of each nominee to serve as director of the Company if so elected.

AMENDMENT OF GOVERNING DOCUMENTS

   In addition to the provisions of the Certificate which require a super-majority of stockholders to approve certain amendments to the Certificate and the By-Laws, the By-Laws require the affirmative vote of 80% of the entire Board of Directors in order for the Board of Directors to adopt certain amendments to the By-Laws as described under "--Board of Directors," "--Committees of the Board of Directors," "Newly Created Directorships and Vacancies" and "--Officers."

FAIR PRICE PROVISIONS

   Under the Delaware General Corporation Law and the Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of the Company's assets must be approved by the Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of the Company's directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalization and the issuance or transfer of securities of the Company or a subsidiary having an aggregate fair market value of $10 million or more) involving the Company or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their securities and certain other procedural requirements are met. The Certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.

                            DESCRIPTION OF WARRANTS

GENERAL

   The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

   The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Preferred Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

          DESCRIPTION OF PREFERRED SECURITIES OF THE CENDANT TRUSTS

GENERAL

   Each Cendant Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Cendant Trust authorizes the Regular Trustees of such Cendant Trust to issue on behalf of such Cendant Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the applicable Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Cendant Trust for specific terms of the Preferred Securities, including, to the extent applicable, (i) the distinctive designation of such Preferred Securities,
(ii) the number of Preferred Securities issued by such Cendant Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Cendant Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of such Cendant Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Subordinated Debt Securities held by such Cendant Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Cendant Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Cendant Trust,
(vii) the obligation or option, if any, of such Cendant Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement, (viii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration, (ix) the terms and conditions, if any, upon which Subordinated Debt Securities held by such Cendant Trust may be distributed to holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantees." The Trust Guarantee issued to each Cendant Trust, when taken together with the Company's back-up undertakings, consisting of its obligations under each Declaration (including the obligation to pay expenses of each Cendant Trust), the applicable Indenture and any applicable supplemental indentures thereto and the Subordinated Debt Securities issued to any Cendant Trust will provide a full and unconditional guarantee by the Company of amounts due on the Preferred Securities issued by each Cendant Trust. The payment terms of the Preferred Securities will be the same as the Subordinated Debt Securities issued to the applicable Cendant Trust by the Company.

   Each Declaration authorizes the Regular Trustees to issue on behalf of the applicable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by each Cendant Trust will be substantially identical to the terms of the Preferred Securities issued by such Cendant Trust, and the Common Securities will rank on a parity, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Cendant Trustees of such Cendant Trust. All of the Common Securities of each Cendant Trust will be directly or indirectly owned by the Company.

   The financial statements of any Cendant Trust that issues Preferred Securities will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as Company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included statements that the applicable Cendant Trust is wholly-owned by the Company and that the sole asset of such Cendant Trust is the Subordinated Debt Securities (indicating the principal amount, interest rate and maturity date thereof).

                       DESCRIPTION OF TRUST GUARANTEES

   Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, Wilmington Trust Company will act as independent indenture trustee for Trust Indenture Act purposes under each Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Cendant Trust.

GENERAL

   Unless otherwise specified in the applicable Prospectus Supplement, pursuant to each Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by such Cendant Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Cendant Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by such Cendant Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Cendant Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such Cendant Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Cendant Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Cendant Trust (other than in connection with such distribution of Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Cendant Trust has funds available therefor or (b) the amount of assets of such Cendant Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Cendant Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Cendant Trust to pay such amounts to such holders.

   Each Trust Guarantee will not apply to any payment of distributions except to the extent the applicable Cendant Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Subordinated Debt Securities purchased by such Cendant Trust, such Cendant Trust will not pay distributions on the Preferred Securities issued by such Cendant Trust and will not have funds available therefore.

   The Company has also agreed to guarantee the obligations of each Cendant Trust with respect to the Common Securities (the "Common Guarantee") issued by such Cendant Trust to the same extent as the Trust Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

   Unless otherwise specified in the applicable Prospectus Supplement, in each Trust Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Cendant Trust remain outstanding, if there shall have occurred any event of default under such Trust Guarantee or under the Declaration of such Cendant Trust, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock (other than into cash or other property) or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan); (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Subordinated Debt Securities issued to the applicable Cendant Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee).

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

   Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of such Cendant Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Cendant Trust then outstanding.

EVENTS OF DEFAULT

   An event of default under a Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which such Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of such Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under such Trust Guarantee.

   If the Preferred Securities Guarantee Trustee fails to enforce such Trust Guarantee, any record holder of Preferred Securities to which such Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against the applicable Cendant Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under a Trust Guarantee, a record holder of

Preferred Securities to which such Trust Guarantee relates may directly institute a proceeding against the Company for enforcement of such Trust Guarantee for such payment to the record holder of the Preferred Securities to which such Trust Guarantee relates of the principal of or interest on the applicable Debt Securities on or after the respective due dates specified in the Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities to which such Trust Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the applicable Cendant Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

   The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each outstanding Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

   The Preferred Securities Guarantee Trustee, prior to the occurrence of a default to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default with respect to such Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Preferred Securities to which such Trust Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION

   Each Trust Guarantee will terminate as to the Preferred Securities issued by the applicable Cendant Trust upon full payment of the Redemption Price of all Preferred Securities of such Cendant Trust, upon distribution of the Debt Securities held by such Cendant Trust to the holders of all of the Preferred Securities of such Cendant Trust or upon full payment of the amounts payable in accordance with the Declaration of such Cendant Trust upon liquidation of such Cendant Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Cendant Trust must restore payment of any sums paid under such Preferred Securities or such Trust Guarantee.

STATUS OF THE TRUST GUARANTEES

   The Trust Guarantees will constitute senior unsecured obligations of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.

   Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

   The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

   The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

   The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                             PLAN OF DISTRIBUTION

   The Company may sell the Securities and the Cendant Trusts may sell Preferred Securities being offered hereby in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; and/or (iv) through dealers.

   Offers to purchase Securities may be solicited directly by the Company and/or a Cendant Trust or by agents designated by the Company and/or a Cendant Trust from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of Securities, will be named, and any commissions payable by the Company and/or a Cendant Trust to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less).

   If an underwriter or underwriters are utilized in the offer or sale of Securities, the Company and/or the applicable Cendant Trust will execute an underwriting agreement with such underwriters at the time of sale of such Securities to such underwriters and the names of such underwriters and the principal terms of the Company's and/or the applicable Cendant Trust's agreement with such underwriters will be set forth in the appropriate Prospectus Supplement.

   If a dealer is utilized in the offer or sale of Securities, the Company and/or the applicable Cendant Trust will sell such Securities to such dealer, as principal. Such dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of such dealer and the principal terms of the Company's and/or the applicable Cendant Trust's agreement with such dealer will be set forth in the appropriate Prospectus Supplement.

   Agents, underwriters, and dealers may be entitled under agreements with the Company and/or a Cendant Trust to indemnification by the Company and/or a Cendant Trust against certain liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may also be customers of, engage in transactions with, or perform services for the Company in the ordinary course of their business.

   Underwriters, agents or their controlling persons may engage in transactions with and perform services for the Company in the ordinary course of business.

   The place and time of delivery for Securities will be set forth in the accompanying Prospectus Supplement for such Securities.

                                LEGAL OPINIONS

   Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Cendant Trusts by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Securities offered hereby by the Company will be passed on for the Company by Eric J. Bock, Esq., Vice President--Legal, of the Company. Mr. Bock holds shares of Common Stock and options to acquire shares of Common Stock.

                                   EXPERTS

   The consolidated financial statements of the Company and its consolidated subsidiaries, except PHH Corporation ("PHH"), as of December 31, 1996 and for the years ended December 31, 1996 and January 31, 1996 and Cendant Membership Services, Inc. ("CMS") and CUC International Inc. ("CUC") as of December 31, 1997 and January 31, 1997, respectively, and for the year ended December 31, 1997 and the years ended January 31, 1997 and 1996, respectively, incorporated in this Prospectus by reference from the Company's Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, as stated in their report which is incorporated herein by reference. Such financial statements of PHH, before the restatement related to the merger of Cendant Corporation's relocation business with PHH and reclassifications to conform to the presentation used by Cendant Corporation (consolidated with those of the Company) have been audited by KPMG Peat Marwick LLP, independent auditors of PHH Corporation, as stated in their report incorporated herein by reference. The consolidated financial statements of CMS and CUC (consolidated with those of the Company) have been audited by Ernst & Young LLP, as set forth in their report which is incorporated herein by reference, which, as to the year ended January 31, 1996, is based in part on the reports of Deloitte & Touche LLP, independent auditors of Sierra On-Line, Inc., KPMG Peat Marwick LLP, independent auditors of Davidson & Associates, Inc., and Price Waterhouse
LLP, independent accountants of Ideon Group, Inc. Such consolidated financial statements of the Company and its consolidated subsidiaries are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

   The consolidated financial statements of Avis Rent A Car, Inc. incorporated in this Prospectus by reference from the Current Report on Form 8-K, dated February 6, 1998, filed by Cendant Corporation have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 Securities and Exchange Commission Registration Fee   $885,000
Trustee's Expenses ..................................     5,000
*Accounting Fees and Expenses .......................    35,000
*Legal Fees and Expenses ............................    10,000
*Miscellaneous ......................................    10,000
                                                      ----------
Total Expenses ......................................  $945,000
                                                      ==========

------------
* Estimated for purposes of completing the information required pursuant to this Item 14.

   The Company will pay all fees and expenses associated with filing the Registration Statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

   The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

   As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

   The Company maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

   Article IV of the Declaration of Trust for each Trust limits the liability to the Trust and certain other persons and provides for the indeminification by the Trust or the Company of Trustees, the Officers, other employees and certain other persons.

 ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits

 EXHIBIT NO.                                            DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------
    1.1      Form of Underwriting Agreement (Standard Provisions) for Debt Securities. (Incorporated by
             reference to Exhibit 1.1 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.2      Form of Underwriting Agreement (Standard Provisions) for Common Stock. (Incorporated by reference to Exhibit 1.2 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.3      Form of Underwriting Agreement (Standard Provisions) for Preferred Stock. (Incorporated by
             reference to Exhibit 1.3 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.4      Forms of Underwriting Agreement for Offering of Preferred Securities, Stock Purchase Units, Stock
             Purchase Contracts, Guarantees and Warrants. (To be filed under subsequent Form 8-K, which is incorporated herein by reference)
    3.1      Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to
             Appendix B to the Joint Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 of the Registrant, Registration No. 333-34517).
    3.2      Amended and Restated By-Laws of the Registrant (incorporated by reference to Appendix C of the
             Registrant's Proxy Statement/Prospectus included as part of the Registration Statement on Form
             S-4 of the Registrant, Registration No. 333-34517).
    4.1      Form of Certificate for the Company's Common Stock, par value $.01 per share. (Incorporated by reference to Exhibit 4.1 to the Company's Form S-3 Registration Statement No. 333-45227)
    4.2      Form of Senior Indenture to be entered into by the Company and The Bank of Nova Scotia Trust
             Company of New York, as Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Form
             S-3 Registration Statement No. 333-45227)
    4.3      Form of Subordinated Indenture to be entered into by the Company and The Bank of Nova Scotia
             Trust Company of New York, as Trustee. (Incorporated by reference to Exhibit 4.3 to the Company's
             Form S-3 Registration Statement No. 333-45227)
    4.4      Certificate of Trust of Cendant Capital II. (Incorporated by reference to Exhibit 4.5 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.5      Certificate of Trust of Cendant Capital III. (Incorporated by reference to Exhibit 4.6 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.6      Declaration of Trust of Cendant Capital II. (Incorporated by reference to Exhibit 4.8 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.7      Declaration of Trust of Cendant Capital III. (Incorporated by reference to Exhibit 4.9 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.8      Form of Amended and Restated Declaration of Trust of Cendant Capital II. (Including as Exhibit
             A-1 the form of Preferred Security)(Incorporated by reference to Exhibit 4.11 to the Company's
             Form S-3 Registration Statement No. 333-45227)
    4.9      Form of Amended and Restated Declaration of Trust of Cendant Capital III. (Including as Exhibit
             A-1 the form of Preferred Security)(Incorporated by reference to Exhibit 4.12 to the Company's
             Form S-3 Registration Statement No. 333-45227)
    4.10     Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant
             Capital II. (Incorporated by reference to Exhibit 4.14 to the Company's Form S-3 Registration
             Statement No. 333-45227)




                                     II-2

EXHIBIT NO.                                             DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------
     4.11    Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant
             Capital III. (Incorporated by reference to Exhibit 4.15 to the Company's Form S-3 Registration
             Statement No. 333-45227)
     4.12    Form of Warrant Agreement.**
     4.13    Form of Warrant.**
     5.1     Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the
             Company hereby. (To be filed by subsequent Form 8-K, which is incorporated herein by reference)
     5.2     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered by the Cendant Trusts hereby. (To be filed by subsequent Form 8-K, which is incorporated herein by reference)
    12.1     Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges.
    23.1     Consent of Deloitte & Touche LLP related to the financial statements of Cendant Corporation.
    23.2     Consent of Ernst & Young LLP relating to the financial statements of CUC International Inc.
    23.3     Consent of KPMG Peat Marwick LLP related to the financial statements of PHH Corporation.
    23.4     Consent of Deloitte & Touche LLP relating to the financial statements of Sierra On-Line, Inc.
    23.5     Consent of KPMG Peat Marwick LLP relating to the financial statements of Davidson & Associates,
             Inc.
    23.6     Consent of Price Waterhouse LLP relating to the financial statements of Ideon Group, Inc.
    23.7     Consent of Deloitte & Touche LLP relating to the financial statements of Avis Rent A Car, Inc.
    23.8     Consent of Eric J. Bock (included in Exhibit 5.1). (To be filed by subsequent Form 8-K, which is incorporated herein by reference)
    23.9     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2). (To be filed by subsequent Form 8-K, which is incorporated herein by reference)
    24.1     Power of attorney.
    25.1     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova
             Scotia Trust Company of New York, as Trustee for the Senior Debt Securities.
    25.2     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova
             Scotia Trust Company of New York, as Trustee for the Subordinated Debt Securities.
    25.3     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Declaration of Trust of Cendant Capital II.
    25.4     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Preferred Securities Guarantee of Cendant Capital II.
    25.5     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Declaration of Trust of Cendant Capital III.
    25.6     From T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Preferred Securities Guarantee of Cendant Capital IV.

------------
*     Previously filed.
**    To be filed by amendment.

 ITEM 17. UNDERTAKINGS.

   (a) The Undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such idemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (i) The undersigned Registrants hereby undertake that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on April 3, 1998.

                                                 CENDANT CORPORATION

                                                 By: /s/ James E. Buckman
                                                     ----------------------
                                                     James E. Buckman
                                                     Senior Executive Vice
                                                     President,
                                                     General Counsel and
                                                     Director

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signatures appear below, constitutes and appoints each of James E. Buckman, Stephen P. Holmes and Eric J. Bock, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, on Form S-3 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----
            /s/ Walter A. Forbes
            ----------------------                 Chairman of the Board                April 3, 1998
              (Walter A. Forbes)

            /s/ Henry R. Silverman
            ----------------------                 President, Chief Executive Officer   April 3, 1998
             (Henry R. Silverman)                    and Director

            /s/ Michael P. Monaco
            ----------------------                 Vice Chairman, Chief Financial       April 3, 1998
              (Michael P. Monaco)                    Officer and Director

            /s/ Scott E. Forbes
            ----------------------                 Senior Vice President-Finance        April 3, 1998
                Scott E. Forbes                      (Chief Accounting Officer)

            /s/ Stephen P. Holmes
            ----------------------                 Vice Chairman and Director           April 3, 1998
             (Stephen P. Holmes)

            ----------------------                 Vice Chairman and Director           April 3, 1998
             (Robert D. Kunisch)

            ----------------------                 Vice Chairman and Director           April 3, 1998
            (Christopher K. McLeod)

            /s/ Kirk Shelton
            ----------------------                 Vice Chairman and Director           April 3, 1998
               (E. Kirk Shelton)


                                     II-6

                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----

             /s/ Robert T. Tucker                  Vice Chairman, Director and          April 3, 1998
             ----------------------                  Secretary
               (Robert T. Tucker)

             /s/ James E. Buckman                Senior Executive Vice President,     April 3, 1998
             ----------------------                  General Counsel and Director
               (James E. Buckman)

             /s/ John D. Snodgrass                 Director                             April 3, 1998
             ----------------------
               (John D. Snodgrass)

             /s/ Bartlett Burnap                   Director                             April 3, 1998
             ----------------------
                (Bartlett Burnap)
                                                   Director                             April 3, 1998
             ----------------------
              (Leonard S. Coleman)
                                                   Director                             April 3, 1998
             ----------------------
              (T. Barnes Donnelley)
                                                   Director                             April 3, 1998
             ----------------------
               (Martin L. Edelman)

             /s/ Frederick D. Green                Director                             April 3, 1998
             ----------------------
              (Frederick D. Green)

             /s/ Stephen A. Greyser                Director                             April 3, 1998
             ----------------------
              (Stephen A. Greyser)

             /s/ Carole G. Hankin                  Director                             April 3, 1998
             ----------------------
             (Dr. Carole G. Hankin)
                                                   Director                             April 3, 1998
    ------------------------------------------
    (The Rt. Hon. Brian Mulroney, P.C., LL.D.)

            /s/ Robert E. Nederlander              Director                             April 3, 1998
            -------------------------
            (Robert E. Nederlander)

            /s/ Burton C. Perfit                   Director                             April 3, 1998
            -----------------------
              (Burton C. Perfit)

                                     II-7

                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----

            /s/ Anthony G. Petrello                Director                             April 3, 1998
            -------------------------
              (Anthony G. Petrello)

            /s/ Robert W. Pittman                  Director                             April 3, 1998
            -------------------------
               (Robert W. Pittman)

            /s/ E. John Rosenwald, Jr.             Director                             April 3, 1998
            -------------------------
             (E. John Rosenwald, Jr.)

            /s/ Robert P. Rittereiser              Director                             April 3, 1998
            -------------------------
             (Robert P. Rittereiser)

            /s/ Stanley M. Rumbough, Jr.           Director                             April 3, 1998
            ---------------------------
            (Stanley M. Rumbough, Jr.)

            /s/ Leonard Schutzman                  Director                             April 3, 1998
            -------------------------
               (Leonard Schutzman)
                                                   Director                             April 3, 1998
            -------------------------
               (Robert F. Smith)
                                                   Director                             April 3, 1998
            -------------------------
               (Craig R. Stapleton)


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Cendant Capital II and Cendant Capital III certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on April 3, 1998.

                                                       CENDANT CAPITAL II

                                                   By: /s/ Michael P. Monaco
                                                       ---------------------
                                                       Michael P. Monaco,
                                                       Trustee

                                                   By: /s/ James E. Buckman
                                                       --------------------
                                                       James E. Buckman,
                                                       Trustee
                                                       CENDANT CAPITAL III

                                                   By: /s/ Michael P. Monaco
                                                       ---------------------
                                                       Michael P. Monaco,
                                                       Trustee

                                                   By: /s/ James E. Buckman
                                                       --------------------
                                                       James E. Buckman,
                                                       Trustee

                                EXHIBIT INDEX

   EXHIBIT
     NO.                                             DESCRIPTION                                         PAGE NO.
-----------  ------------------------------------------------------------------------------------------ --------
     1.1     Form of Underwriting Agreement (Standard Provisions) for Debt Securities. (Incorporated by
             reference to Exhibit 1.1 to the Company's Form S-3 Registration Statement No. 333-45227)
     1.2     Form of Underwriting Agreement (Standard Provisions) for Common Stock. (Incorporated by
             reference to Exhibit 1.2 to the Company's Form S-3 Registration Statement No. 333-45227)
     1.3     Form of Underwriting Agreement (Standard Provisions) for Preferred Stock. (Incorporated by
             reference to Exhibit 1.3 to the Company's Form S-3 Registration Statement No. 333-45227)
     1.4     Forms of Underwriting Agreement for Offering of Preferred Securities, Stock Purchase
             Units, Stock Purchase Contracts, Guarantees and Warrants. (To be filed under subsequent
             Form 8-K, which is incorporated herein by reference)
     3.1     Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendix B to the Joint Proxy Statement/Prospectus included as part of the
             Registration Statement on Form S-4 of the Registrant, Registration No. 333-34517).
     3.2     Amended and Restated By-Laws of the Registrant (incorporated by reference to Appendix C of the Registrant's Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 of the Registrant, Registration No. 333-34517).
     4.1     Form of Certificate for the Company's Common Stock, par value $.01 per share.
             (Incorporated by reference to Exhibit 4.1 to the Company's Form S-3 Registration Statement
             No. 333-45227)
     4.2     Form of Senior Indenture to be entered into by the Company and The Bank of Nova Scotia
             Trust Company of New York, as Trustee. (Incorporated by reference to Exhibit 4.2 to the
             Company's Form S-3 Registration Statement No. 333-45227)
     4.3     Form of Subordinated Indenture to be entered into by the Company and The Bank of Nova
             Scotia Trust Company of New York, as Trustee. (Incorporated by reference to Exhibit 4.3 to the Company's Form S-3 Registration Statement No. 333-45227)
     4.4     Certificate of Trust of Cendant Capital II. (Incorporated by reference to Exhibit 4.5 to the Company's Form S-3 Registration Statement No. 333-45227)
     4.5     Certificate of Trust of Cendant Capital III. (Incorporated by reference to Exhibit 4.6 to the Company's Form S-3 Registration Statement No. 333-45227)
     4.6     Declaration of Trust of Cendant Capital II. (Incorporated by reference to Exhibit 4.8 to the Company's Form S-3 Registration Statement No. 333-45227)
     4.7     Declaration of Trust of Cendant Capital III. (Incorporated by reference to Exhibit 4.9 to the Company's Form S-3 Registration Statement No. 333-45227)
     4.8     Form of Amended and Restated Declaration of Trust of Cendant Capital II. (Including as
             Exhibit A-1 the form of Preferred Security)(Incorporated by reference to Exhibit 4.11 to the Company's Form S-3 Registration Statement No. 333-45227)
     4.9     Form of Amended and Restated Declaration of Trust of Cendant Capital III. (Including as
             Exhibit A-1 the form of Preferred Security)(Incorporated by reference to Exhibit 4.12 to the Company's Form S-3 Registration Statement No. 333-45227)
   EXHIBIT
     NO.                                             DESCRIPTION                                         PAGE NO.
-----------  ------------------------------------------------------------------------------------------ --------
     4.10    Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to
             Cendant Capital II. (Incorporated by reference to Exhibit 4.14 to the Company's Form S-3
             Registration Statement No. 333-45227)
     4.11    Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to
             Cendant Capital III. (Incorporated by reference to Exhibit 4.15 to the Company's Form S-3
             Registration Statement No. 333-45227)
     4.12    Form of Warrant Agreement.**
     4.13    Form of Warrant.**
     5.1     Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the Company hereby. (To be filed by subsequent Form 8-K, which is incorporated herein by reference)
     5.2     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the
             Securities being registered by the Cendant Trusts hereby. (To be filed by subsequent Form
             8-K, which is incorporated herein by reference)
    12.1     Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges.
    23.1     Consent of Deloitte & Touche LLP related to the financial statements of Cendant
             Corporation.
    23.2     Consent of Ernst & Young LLP relating to the financial statements of CUC International
             Inc.
    23.3     Consent of KPMG Peat Marwick LLP related to the financial statements of PHH Corporation.
    23.4     Consent of Deloitte & Touche LLP relating to the financial statements of Sierra On-Line,
             Inc.
    23.5     Consent of KPMG Peat Marwick LLP relating to the financial statements of Davidson &
             Associates, Inc.
    23.6     Consent of Price Waterhouse LLP relating to the financial statements of Ideon Group, Inc.
    23.7     Consent of Eric J. Bock (included in Exhibit 5.1). (To be filed by subsequent Form 8-K, which is incorporated herein by reference)
    23.8     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2). (To be filed by subsequent Form 8-K, which is incorporated herein by reference)
    24.1     Power of attorney.
    25.1     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
             Nova Scotia Trust Company of New York, as Trustee for the Senior Debt Securities.
    25.2     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
             Nova Scotia Trust Company of New York, as Trustee for the Subordinated Debt Securities.
    25.3     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington
             Trust Company, as Trustee under the Declaration of Trust of Cendant Capital II.

   EXHIBIT
     NO.                                             DESCRIPTION                                         PAGE NO.
-----------  ------------------------------------------------------------------------------------------ --------
    25.4     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington
             Trust Company, as Trustee under the Preferred Securities Guarantee of Cendant Capital II.
    25.5     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington
             Trust Company, as Trustee under the Declaration of Trust of Cendant Capital III.
    25.6     From T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington
             Trust Company, as Trustee under the Preferred Securities Guarantee of Cendant Capital IV.

------------
*     Previously filed.

**    To be filed by amendment.